U S WEST
                                SAVINGS PLAN/ESOP
                                 TRUST AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

Section 1    Establishment of Trust...........................................1

Section 2    Definitions......................................................2

Section 3    No Diversion.....................................................7

Section 4    Duties of Trustee................................................7

Section 5    Participating Employees Accounts.................................8

Section 6    Investment of the Fund...........................................9

Section 7    Investment of Trust Assets......................................12

Section 8    Responsibility for Directed Funds...............................12

Section 9    Powers of Asset Managers and Trustee............................14

Section 10   Provisions Affecting Company Shares.............................20

Section 11   Expenses of the Fund............................................21

Section 12   Indemnification of Trustee......................................22

Section 13   Recordkeeping and Accounting....................................23

Section 14   Judicial Accountings............................................23

Section 15   Authorization...................................................24

Section 16   Removal and Resignation of Trustee..............................25

Section 17   Appointment of Additional Trustees..............................25

Section 18   Spendthrift Provision...........................................26

Section 19   Delegation to Company...........................................26

Section 20   Amendment.......................................................26

Section 21   Creation of Separate Trusts.....................................26

Section 22   Termination of Agreement........................................27

Section 23   Successor in Interest...........................................28

Section 24   Governing Law...................................................28

Section 25   Notices.........................................................28

Section 26   Counterparts....................................................28

Section 27   Severability....................................................28

Section 28   Continuation of Trust...........................................29

Section 29   Domestic Trust..................................................29

                                    U S WEST
                                SAVINGS PLAN/ESOP
                                 TRUST AGREEMENT


         This U S WEST Savings Plan/ESOP Trust Agreement (hereinafter referred to as the "Agreement"), made as of the Separation Time, by and between U S WEST, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Bankers Trust Company, a New York banking corporation (hereinafter referred to as the "Trustee"), under the U S WEST Savings Plan/ESOP (hereinafter referred to as the "Plan") establishes the U S WEST Savings Plan/ESOP Trust (the "Trust"). In connection with the separation of U S WEST, Inc. ("USW") into two separately traded companies, U S WEST, Inc. (formerly USW-C, Inc.) and MediaOne Group, Inc., USW transferred sponsorship of the Plan to USW-C now known as U S WEST, Inc. (the "Company"). This Trust continues to hold the assets of the Plan.

         WHEREAS, USW adopted the Plan, effective January 1, 1984, for the benefit of eligible employees of USW and of such subsidiaries of USW which determined to participate in the Plan with the approval of USW;

         WHEREAS, USW amended and restated the Plan effective January 1, 1988, to add an employee stock ownership plan and to make certain other changes;

         WHEREAS, on January 1, 1994, USW amended and restated the Plan to merge the U S WEST Savings and Security Plan/ESOP with the U S WEST Savings Plan/ESOP for Salaried Employees;

         WHEREAS, on April 1, 1997, USW amended and restated the Plan to merge the U S WEST Payroll Stock Ownership Plan with the U S WEST Savings Plan/ESOP;

         WHEREAS, USW and Trustee entered into the U S WEST Savings Plan/ESOP Trust Agreement (the "Prior Agreement") in order to establish a trust known as the U S WEST Savings Plan/ESOP Trust;

         WHEREAS, the Company desires to amend and restate the Prior Agreement in its entirety pursuant to the authority under Section 20 of the Prior Agreement; and

         WHEREAS, the Trustee is willing to continue to act as trustee of the Trust upon all of the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         Section 1. Establishment of Trust. The Company and the Trustee acknowledge the establishment of this amended and restated U S WEST Savings Plan/ESOP Trust. The Trust is intended to be tax exempt under section 501(a) of the Code as a qualified trust described in section 401(a) of the Code. The Fund shall be held IN TRUST by the Trustee (except to the extent that Plan assets may be held by an insurance company in a separate account or by another trustee pursuant to Section 4 or 21) and shall be held, invested and reinvested, without distinction between principal and income, in accordance with the provisions of this Agreement. The Company and the Trustee acknowledge that the Plan is intended to satisfy the requirements to be a participant directed plan under the Labor Department regulations promulgated under section 404(c) of ERISA (the "section 404(c) regulations"). Nothing in the preceding sentence shall be deemed to impose any duty on the Trustee to ensure that the Plan satisfies the requirements of the section 404(c) regulations, except as hereinafter provided.

         A Plan fiduciary (other than the Trustee) designated by the Plan, shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, sale and holding and the exercise of voting and similar rights with respect to Company Shares held under the Plan in accordance with the section 404(c) regulations. The Trustee shall take appropriate action to ensure compliance with such procedures as to information within its control. In addition, the Trustee is designated as the independent fiduciary, described in the section 404(c) regulations, appointed to carry out activities placed under and within the internal control of the Trustee or its agents, relating to any situations in which the Plan fiduciary referenced in the preceding sentence determines, and so advises the Trustee in writing, involve a potential for undue employer influence upon participants and beneficiaries with regard to the direct or indirect exercise of shareholder rights. The Trustee accepts the trust created hereunder and agrees to be bound by the terms of this Agreement. The Trustee hereby acknowledges that it shall be a fiduciary with respect to the Trust and the Fund with respect to those duties and obligations specifically assumed by it which constitute it a "fiduciary" within the meaning of section 3(21) or "independent fiduciary" with respect to employer securities under section 404(c) regulations. The Trustee shall carry out its fiduciary or other duties and responsibilities under this Agreement in accordance with, and be limited in the exercise of its rights by, the provisions of ERISA, the Code and other applicable law.

         Section 2. Definitions. Where used in this Agreement, unless the context otherwise requires or unless otherwise expressly provided:

                (a) "Accounting Period" shall mean either the twelve (12) consecutive month period coincident with the calendar year or, if different, the fiscal year of the Plan or the shorter period in any year in which the Trustee accepts initial appointment as Trustee hereunder or ceases to act as Trustee for any reason.

                (b) "Accounts" shall mean a Participating Employee's Savings Plan Account and ESOP Account.

                (c) "Acquisition Loan" shall mean a loan or other extension of credit to finance the acquisition of U S WEST Shares by the ESOP, or to repay and refinance, to the extent permitted by law, a prior Acquisition Loan.

                (d) "Agreement" shall mean all of the provisions of this instrument and of all other written instruments amendatory hereof.

                (e) "Asset Manager" shall mean the Company, Trustee, IMC, or Investment Manager, individually or collectively as the context shall require, with respect to those assets held in an Investment Fund over which it exercises, or to the extent it is authorized or permitted by the terms of the Agreement to exercise, discretionary authority or control over the management or administration of such assets.

                (f) "Bankers" shall mean Bankers Trust Company, a New York banking corporation.

                (g) "Board of Directors" shall mean the Board of Directors of the Company, except as otherwise specifically required by the context of this Agreement.

                (h)   "Change of Control" shall mean any of the following:

                      (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, Securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting Securities, unless through a transaction arranged by, or consummated with the prior approval of the Company's Board of Directors; or

                      (ii) if a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding Securities and Exchange Commission rules) is made for the stock of the Company, which has not been arranged by or consummated with the prior approval of the Board of Directors of the Company, then upon the first to occur: either (A) any time during the offer when the person (using the definition above) making the offer owns or has accepted for payment stock of the Company with twenty percent (20%) or more of the total voting power of the Company's voting stock, or (B) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting owner of the Company's stock when the offer terminates; or

                      (iii) any period of two consecutive calendar years during which there shall cease to be a majority of the Company's Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Company's Board of Directors and any new director(s) whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

Upon the occurrence of either (i), (ii) or (iii) above, the Company shall give written notice to the Trustee of such event.

                (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and regulations issued thereunder.

                (j) "Committee" shall mean the Investment Committee appointed pursuant to the Plan or any Person under the Plan authorized to act on behalf of the Committee.

                (k) "Company" shall mean U S WEST, Inc. or any successor thereto.

                (l) "Company Shares" shall mean the common stock of the Company.

                (m) "Directed Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary management and control of the Company or any Investment Manager.

                (n) "Discretionary Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary or other management and control of the Trustee.

                (o) "EBC" shall mean the Employee Benefits Committee appointed pursuant to the Plan or any Person under the Plan authorized to act on behalf of the EBC.

                (p) "Employing Company" shall mean the Company or any subsidiary or affiliate of the Company which shall have determined to participate in the Plan, as the context shall require.

                (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and Regulations issued thereunder.

                (r) "ESOP" shall mean the employee stock ownership plan portion of the Plan.

                (s) "ESOP Account" shall mean the account of a Participating Employee in the ESOP, and shall include any sub-account established thereunder to give effect to the provisions of the Plan.

                (t) "Financed Shares" shall mean U S WEST Shares acquired by the Plan with the proceeds of an Acquisition Loan.

                (u) "Fund" shall mean all cash and other property contributed, paid or delivered to the Trustee hereunder, whether allocated to the ESOP or the Savings Plan, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein. The Fund shall include each Investment Fund and all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Fund's investment therein, be deemed to include any assets of such Investment Vehicle.

                (v) "Insurance Contract" shall mean any contract or policy (including any annuity contract) of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, whether or not any such allocation may be made in the discretion of the insurance company and whether or not acquired by or on behalf of the Plan primarily to distribute benefits or for an Investment Fund.

                (w) "Investment Fund" shall mean the one or more funds established pursuant to Section 6(a).

                (x) "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of section 3(38) of ERISA.

                (y) "Investment Vehicle" shall mean any common, collective or commingled trust, investment company corporation functioning as an investment intermediary, Insurance Contract, investment agreement issued by any financial institution, partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of the Trust may be transferred or in which the Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "Plan assets" for any purpose under ERISA).

                (z) "Participating Employee" shall mean an eligible employee of an Employing Company who elects to participate in and contribute to the Plan or who is entitled to receive distributions or payments from the Plan. It shall also mean a former employee who qualifies as a Participant under the terms of the Plan.

                (aa) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer acting in an individual, fiduciary or representative capacity, as the context may require.

                (bb) "Plan" shall mean U S WEST Savings Plan/ESOP as in effect at the Separation Time, and as amended from time to time.

                (cc) "Savings Plan" shall mean the savings plan portion of the Plan.

                (dd) "Savings Plan Account" shall mean the account of a Participating Employee in the Savings Plan and shall include any sub-account established thereunder to give effect to the provisions of the Plan.

                (ee)  "Section" shall mean a section of this Agreement.

                (ff) "Separation Time" shall mean the time at which U S WEST, Inc. is separated into two public companies, USW-C, Inc., renamed U S WEST, Inc. as of the Separation Time (the "Company"), and MediaOne Group, Inc.

                (gg) "Suspense Account" shall mean the account within the ESOP in which shall be held Financed Shares pending allocation to Participating Employees' ESOP Accounts under the Plan.

                (hh) "Trust" shall mean the trust established under this Agreement pursuant to the Plan.

                (ii) "Trustee" shall mean Bankers Trust Company, as Trustee of the Trust or any successor thereto, and any substitute or additional trustee appointed pursuant to Section 17, or trustee of a separate trust established pursuant to Section 21, as the context may require.

                (jj) "Units" shall mean a term which may be used to describe and value the Participating Employee's interest in the ESOP, and in each Investment Fund.

                (kk) "U S WEST" shall mean U S WEST, Inc., a Delaware corporation, the Company.

                (ll) "IMC" shall mean the U S WEST Investment Management Company, a Colorado corporation, that is organized and formed pursuant to the Plan. Except for those functions that are the responsibility of the Committee, the IMC shall have the authority and responsibility to monitor and perform investment management functions.

                (mm)  "U S WEST Shares" shall mean Company Shares.

The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine, as the context may require.

         Section 3.   No Diversion.

                (a) In General. No part of the corpus or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participating Employees or their beneficiaries and defraying the reasonable expenses of administering the Plan and Trust, in accordance with Section 11.

                (b) Exceptions. Notwithstanding the preceding paragraph (a), and subject to the provisions of the Plan, the Code and ERISA, contributions may be returned to an Employing Company by the Trustee upon the written certification of the Company to the Trustee that one or more of the following circumstances exist:

                      (i) a contribution was made by an Employing Company by a mistake of fact, and the contribution, reduced by losses (if any) attributable thereto, will be returned to such Employing Company within one year after it was paid to the Trustee;

                      (ii) a contribution of an Employing Company conditioned upon its deductibility under section 404 of the Code, was disallowed by the Internal Revenue Service, and the contribution, reduced by losses (if any) attributable thereto to the extent the deduction is disallowed by the Internal Revenue Service, will be returned to the Employing Company within one year after the disallowance of the deduction; or

                      (iii) a plan utilizing the Trust as a funding medium failed to initially qualify under section 401, 403(a) or 405(a) of the Code for its first fiscal year, and the portion of the Trust allocable to such plan will be returned to the Employing Companies maintaining such Plan within one year after the denial of the initial qualification of such plan by the Internal Revenue Service.

         Section 4.   Duties of Trustee.

                (a) In General. It shall be the duty of the Trustee to (i) hold and, consistent with Section 6, invest the Fund as herein provided, (ii) maintain Participating Employee Accounts pursuant to Section 5, (iii) receive and implement Participating Employee instructions with respect to any Account or subaccount (including an alternate payee under a qualified domestic relations order, as that term is used in section 414(p) of the Code) for which the Participating Employee may direct the investment thereof under the provisions of the Plan, (iv) vote Company Shares pursuant to Section 10, and (v) as provided in the Plan on orders of the Company or the Committee or on directions of the Committee to: (A) make distributions in cash, or in Company Shares, (B) effect restorals, (C) transfer assets of the Fund to any insurance company pursuant to an Insurance Contract, or to any other financial institution, or any other trustee, (D) transfer the Accounts of any Participating Employee to a trustee of a savings or similar plan maintained by the company to which such Participating Employee may be transferred, (E) accept Participating Employee loans for the Loan Fund established under the Savings Plan, and (F) incur Acquisition Loans.

                (b) Limitations. Any direction by the Company or the Committee to the Trustee pursuant to this Section 4 may, but need not, specify the application to be made of monies or securities so ordered. The Trustee may assume that any such directions are not contrary to any applicable law or the Plan. The Trustee shall not be responsible for the determination, computation or application of any benefit, for the form, terms or issuer of any Insurance Contract or investment agreement issued by a financial institution which it is directed to purchase with assets of the Fund, for performing any functions under any Insurance Contract which it may be directed to purchase and hold as contract holder thereunder or under such investment agreement (other than the execution of any documents incidental thereto on the instructions of the Company or the Committee), for the terms of any trust agreement under which any trustee to which it shall deliver any assets of the Fund on the order of the Company is acting, for the investment or application of any assets of the Fund by any trustee to which it shall so deliver any assets of the Fund, or for any other matter affecting the administration or implementation of the Plan by the Company or the EBC.

                (c) No Duty to Enforce Contributions. The Trustee shall have no responsibility or authority in connection with the determination of the amounts to be transferred to it from time to time on behalf of Participating Employees as provided in the Plan, nor shall it have any authority to bring any action or proceeding to enforce the collection of any such amount.

         Section 5. Participating Employees' Accounts. Except as the Trustee and the Company may otherwise agree in writing, the Trustee shall not be required to maintain any separate records or accounts with respect to any Participant in the Plan, and any records or accounts required to be maintained pursuant to the terms of the Plan or to comply with ERISA or the Code shall be the responsibility of the Company (or a separate service provider engaged by the Company or Plan administrator). If at any time the Company and Trustee agree that the Trustee shall maintain such records, a description of the services to be provided by the Trustee, if any shall be inserted below as a subsection of this Section 5 of the Agreement.

         (a) [reserved]









         Section 6.   Investment of the Fund.

                (a) The Savings Plan. Except for amounts temporarily held in cash in accordance with subparagraph (f) and amounts in the Loan Fund as provided under subparagraph (c), the Savings Plan shall be invested and reinvested in an Investment Fund, as hereinafter provided, or in such other Investment Fund, or other investments, as directed by the Company in accordance with Section 7:

                      (i) The U S WEST Shares Fund which shall be invested in U S WEST, Inc. common stock.

                      (ii) The MediaOne Group Shares Fund which shall be invested in MediaOne Group, Inc. common stock.

                      (iii) The U.S. Stock Fund is a passive fund invested in a portfolio of common stocks which closely tracks the return of the S& P 500 Index.. It will invest primarily in stocks, such bonds, notes, debentures or preferred stocks as are convertible into common or capital stocks, such debentures accompanied by warrants to purchase common or capital stocks, and other types of equity investments (including U S WEST Shares).

                      (iv) The Interest Income Fund which shall be invested in a diversified portfolio consisting of fixed income investments. The fixed income investments will, in each case, represent an issuer's promise to repay principal plus a rate of interest, and may include, but are not limited to, group annuity contracts with life insurance companies, deposit agreements with banks, obligations of the United States Government or its agencies, asset-backed securities and other fixed income securities.

                      (v) The U.S. Asset Allocation Fund which shall be invested primarily in U.S. stocks, bonds, and money market portfolios. The Fund periodically shifts its assets allocation to emphasis the asset classes that offer the best investment value, while considering investment risk.

                      (vi) Global Assets Fund is a diversified portfolio that seeks to achieve its objective by pursuing active asset allocation strategies across global equity and fixed income markets. It will invest primarily in U.S. stocks, non-U.S. stocks, U.S. bonds and international non-dollar bonds and cash equivalents.

                      (vii) International Stock Fund which shall be invested primarily in stocks and bonds issued by non-U.S. companies, cash equivalents denominated in U.S. dollars or other major foreign currencies, and other fixed income investments.

                      (viii) Personal Choice Retirement Account (PCRA) shall be
                a fund in which a Participating Employee can direct investment among mutual funds, common stocks and other investments.

                (b) The ESOP. The ESOP is designed to invest primarily in qualifying employer securities, as defined in section 409(1) of the Code. Except for amounts temporarily held in cash in accordance with subparagraph (f) or dividends awaiting distribution to Participating Employees or dividends or other cash payments to be used to discharge the Acquisition Loan in accordance with the Plan or as may otherwise be required by ERISA, all amounts transferred to the Trustee and held in the ESOP shall be invested in one of the following Investment Funds pursuant to the terms of the Plan:

                      (i) The U S WEST Shares Fund which shall be invested in U S WEST, Inc. common stock.

                      (ii) The MediaOne Group Shares Fund which shall be invested in MediaOne Group, Inc. common stock for up to two years after the Separation Time, during which period MediaOne Group shares shall be sold and reinvested in U S WEST, Inc. common stock, in a manner consistent with the Employee Matters Agreement entered into between U S WEST, Inc. and USW-C, Inc. prior to the Separation Time, and as determined by an independent Investment Manager (which may or may not be the Trustee or an affiliate of the Trustee) selected by the Company. Two years following the Separation Time, the MediaOne Group Shares Fund shall terminate and its assets shall be transferred to the U S WEST Shares Fund.

                      (iii) The Combined Shares Fund which shall be invested in U S WEST, Inc. common stock and MediaOne Group, Inc. common stock for a period of up to two years after the Separation Time. During such two year period, MediaOne Group shares shall be sold and reinvested in U S WEST, Inc. common stock in a manner consistent with the Employee Matters Agreement entered into between U S WEST, Inc. and USW-C, Inc. prior to the Separation Time, and as determined by an independent Investment Manager (which may or may not be the Trustee or an affiliate of the Trustee) selected by the Company. Two years after the Separation Time, the Combined Shares Fund shall terminate and its assets shall be transferred to the U S WEST Shares Fund.

                (c) The Loan Fund. The Loan Fund shall consist of funds invested at the Company's direction in Participating Employee loan obligations. Income under proceeds from the repayment of the principal amount of a Participating Employee's loan shall be invested in one or more of the Investment Funds described in Section 6(a).

                (d) Purchase of Company Shares. Company Shares may be purchased in the open market or by private purchase, including purchase from the Company. Any purchase of Company Shares from the Company shall be at the closing price as reported by the New York Stock Exchange on the date of purchase or, if no sales were made on that date, at the closing price on the preceding day on which sales were made, unless and until the Company and the Trustee shall agree on a different method for determining fair market value consistent with the Plan and applicable law, or at any more favorable price that may be made available to the Trustee from time to time by a holder of Company Shares. The Company agrees to sell to the Trustee, and the Trustee agrees to purchase from the Company, all Company Shares required by the Trustee for the Plan, provided, however, that the Company may at any time, and from time to time, refuse to sell to the Trustee and the Trustee may at any time, and from time to time, refuse to purchase from the Company any or all of such Company Shares. Open market purchases of Company Shares and purchases of Company Shares from the Company will be made pursuant to a regular program mutually agreed upon between the Trustee and the Company.

                (e) Each Investment Fund Under the Savings Plan and the ESOP Treated Separately. The Trustee shall treat each Investment Fund under the Savings Plan and the ESOP separately and the income of each shall be accumulated and reinvested therein except that dividends on Company Shares held in each Participating Employee's ESOP Account may be distributed in cash to the Participating Employees, as determined by the Committee and in accordance with the Plan, and dividends received on Financed Shares held in the Suspense Account shall be used to discharge the Acquisition Loan until the Acquisition Loan is repaid. To the extent dividends on allocated Company Shares are used to discharge the Acquisition Loan as permitted under the Plan, an equivalent value shall be credited in Units to each Participating Employee's ESOP Account.

                (f) Cash Balances. Except as otherwise provided in this subsection (f), the Trustee shall be obligated to keep all cash balances in the Plan at any time held by the Trustee invested daily, to the extent practicable, so as to maintain daily cash balances at a minimum. Pending investment in the types of investments described in the Investment Funds and subject to any guidelines or limitations established pursuant to Section 7, an Asset Manager may maintain any portion of the Fund or any Investment Fund in cash or in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper and commingled funds, as it may from time to time deem to be in the best interests of the Plan; provided, however, cash balances in the U S WEST Shares Fund, the MediaOne Group Shares Fund and the Combined Shares Fund under the Savings Plan and the ESOP shall be limited insofar as is prudent to needs consistent with the implementation of the regular purchasing program and anticipated distributions therefrom. The Trustee shall have no authority or obligation to invest or reinvest cash balances of any Directed Fund unless and until it receives directions from the Asset Manager thereof.

         Section 7.   Investment of Trust Assets.

                (a) Asset Managers. Discretionary authority for the management and control of assets in the Fund may be retained, allocated or delegated, as the case may be, for one or more purposes, to and among the Asset Managers by the Company, in its absolute discretion. The terms and conditions of appointment, authority and retention of any Asset Manager shall be the sole responsibility of the Company or its delegate. The Company or its delegate shall promptly notify the Trustee in writing of the appointment or removal of an Asset Manager. Any notice of appointment pursuant to this Section 7 shall constitute a representation and warranty that the Asset Manager has been appointed in accordance with the provisions of the Plan and that any Asset Manager (other than the Trustee, the Company, the Committee or the IMC) is an Investment Manager.

                (b) Limitations on Investment Discretion. The Company or its delegate may limit, restrict or impose guidelines affecting the exercise of the discretion conferred on any Asset Manager. Any limitations, restrictions or guidelines applicable to the Trustee, as Asset Manager, shall be communicated in writing to the Trustee. The Trustee shall have no responsibility with respect to the formulation of any funding policy or any investment or diversification policies embodied therein. The Company or its delegate shall be responsible for communicating, and monitoring adherence to, any limitations or guidelines imposed on any other Asset Manager by Section 6 or the guidelines described above.

                (c) Responsibility for Diversification. The Company or its delegate shall be responsible for determining the diversification policy (if required) of the Fund, for monitoring adherence by the Asset Managers to such policy, and for advising the Asset Managers with respect to limitations on employer or other securities or property contained in any Plan or imposed on such Plan by applicable law or by the Company.

                (d) Company Not Responsible. The issuance of any specific investment directions or guidelines by the Company or its delegate shall not in any manner be construed as an acceptance by the Company or its delegate of any day to day investment management and supervisory powers in connection with assets managed by the Trustee or an Investment Manager (and the Company or its delegate shall not, as a result of issuing such directions or guidelines, be liable for any acts or omissions of the Trustee with respect to such assets, or be under any obligation to invest or otherwise manage such assets).

         Section 8.   Responsibility for Directed Funds.

                (a) Responsibility for Selection of Agents. All transactions of any kind or nature in or from a Directed Fund shall be made upon such terms and conditions and from or through such brokers, dealers and other principals and agents as the Asset Manager shall direct. Unless specifically agreed to by the Trustee, no such transactions shall be executed through the facilities of the Trustee except where the Trustee shall make available its facilities solely for the purpose of temporary investment of cash reserves of a Directed Fund. (However, nothing in the preceding sentence shall confer any authority upon the Trustee to invest the cash balances of any Directed Fund unless and until it receives directions from the Asset Manager.)

                (b) Trustee Not Responsible for Investments in Directed Funds. The Trustee shall be under no duty or obligation to review or to question any direction of any Asset Manager, or to review securities or any other property held in any Directed Fund with respect to prudence or proper diversification or compliance with any limitation on the Asset Manager's authority under this Agreement or the Plan, any agreement entered into between the Company and the Investment Manager or imposed by applicable law, or to make any suggestions or recommendation to the Company, the Committee or the Investment Manager with respect to the retention or investment of any assets of any Directed Fund, and shall have no authority to take any action or to refrain from taking any action with respect to any asset of a Directed Fund unless and until it is directed to do so by the Asset Manager.

                (c) Investment Vehicles. Any Investment Vehicle, or interest therein, acquired by or transferred to the Trustee upon the directions of the Asset Manager shall be allocated to a designated Directed Fund, and the Trustee's duties and responsibilities under this Agreement shall not be increased or otherwise affected thereby. The Trustee shall be responsible solely for the safekeeping of the physical evidence, if any, and reporting of the Trust's ownership of or interest or participation in such Investment Vehicle.

                (d) Reliance on Asset Manager. The Trustee shall be required under this Agreement to execute documents, to settle transactions, to take action on behalf of or in the name of the Trust and to make and receive payments on the direction of the Asset Manager. The Trustee may rely on the direction of the Asset Manager that (i) the transaction is in accord with applicable law,
(ii) any contract, agency, joinder, adoption, participation or partnership agreement, deed, assignment or other document of any kind which the Trustee is requested or required to execute to effectuate the transaction has been reviewed by the Asset Manager and, to the extent it deems advisable and prudent, its counsel, (iii) such instrument or document is in proper form for execution by the Trustee, (iv) where appropriate, insurance protecting the Trust against loss or liability has been or will be maintained in the name of or for the benefit of the Trustee, and (v) all other acts to perfect and protect the Trust's rights have been taken, and the Trustee shall have no duty to make any independent inquiry or investigation as to any of the foregoing before acting upon such direction. In addition, the Trustee shall not be liable for the default of any Person with respect to any Investment Vehicle or any investment in a Directed Fund or for the form, genuineness, validity, sufficiency or effect of any document executed by, delivered to or held by it for any Directed Fund on account of such investment, or if, for any reason (other than the negligence or willful misconduct of the Trustee) any rights of the Trust therein shall lapse or shall become unenforceable or worthless.

                (e) Merger of Funds. The Trustee shall not have any discretionary responsibility or authority to manage or control any asset held in a Directed Fund upon the resignation or removal of an Asset Manager unless and until it has been notified in writing by the Company that the Asset Manager's authority has terminated and that such Directed Fund's assets are to be integrated with the Discretionary Fund. Such notice shall not be deemed effective until two bank business days after it has been received by the Trustee. The Trustee shall not be liable for any losses to the Fund resulting from the disposition of any investment made by the Asset Manager or for the retention of any illiquid or unmarketable investment or any investment which is not widely publicly traded or for the holding of any other investment acquired by the Asset Manager if the Trustee is unable to dispose of such investment because of any restrictions imposed by the Securities Act of 1933 or other Federal or state law, or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment limitations imposed pursuant to Section 7, or for any other, violation of the terms of this Agreement, the Plan or applicable law as a result of the addition of Directed Fund assets to the Discretionary Fund.

                (f) Notification of Company in Event of Breach. If the Trustee has actual knowledge that a breach of fiduciary duty committed by an Asset Manager has occurred, it shall notify the Company thereof.

                (g) Duty to Enforce Claims. The Trustee shall have no duty to commence or maintain any action, suit or legal proceeding on behalf of the Trust on account of or growing out of any investment made in or for a Directed Fund unless the Trustee has been directed to do so by the Asset Manager or the Company and unless the Trustee is either in possession of funds sufficient for such purpose or unless it has been indemnified to its satisfaction for counsel fees, costs and other expenses and liabilities to which it, in its sole judgment, may be subjected by beginning or maintaining such action, suit or legal proceeding.

                (h) Restrictions on Transfer. Nothing herein shall be deemed to empower any Asset Manager to direct the Trustee to transfer any asset of a Directed Fund to itself except for purposes enumerated in paragraph (J), (L) or
(M) of Section 9(a)(1).

         Section 9.   Powers of Asset Managers and Trustee.

                (a)   Powers and Responsibilities of Asset Managers.

                      (i) General Powers of Asset Managers. Without in any way limiting the powers and discretion conferred upon any Asset Manager by the other provisions of this Agreement or by law, each Asset Manager shall be vested with the following powers and discretion with respect to the assets of the Fund subject to its management and control, and, upon the directions of the Asset Manager of a Directed Fund, the Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to enable such Asset Manager to carry out such powers and discretion:

                             (A)  to sell, exchange, convey, transfer or
                      otherwise dispose of any property by private contract or at public auction (subject to the provisions of the Plan and this Agreement with respect to Company Shares), and no person dealing with the Asset Manager shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                             (B) to enter into contracts or to make commitments either alone or in company with others to sell or acquire property;

                             (C) to purchase or sell, write or issue, puts, calls or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold (or direct Bankers, as Trustee or in its individual capacity, to deposit or hold) or pledge assets of the Fund;

                             (D) to purchase part interests in real property or in mortgages on real property, wherever such real property may be situated;

                             (E) to lease to others for any term without regard to the duration of the Trust any real property or part interest in real property;

                             (F) to delegate to a manager or the holder or holders of a majority interest in any real property or mortgage on real property or in any oil, mineral or gas properties, the management and operation of any part interest in such property or properties (including the authority to sell such part interests or otherwise carry out the decisions of such manager or the holder or holders of such majority interest);

                             (G)  to vote upon any stocks, bonds or other
                      securities (but subject to the suspension of any voting rights as a result of any broker loan or similar agreement and subject, further, to the provisions of the Plan and this Agreement with respect to Company Shares); to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

                             (H) to organize corporations under the laws of any state for the purpose of acquiring or holding title to property (or, in the case of a Directed Fund, to direct the Trustee to organize such corporations or to appoint an ancillary trustee acceptable to the Trustee for such purpose);

                             (I) to invest in a fund consisting of securities issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with the objective of providing investment results for the fund which approximate the overall performance of such designated index;

                             (J) to enter into any partnership, as a general or limited partner, or joint venture;

                             (K) to purchase units or certificates issued by an investment company or pooled trust or comparable entity;

                             (L) to transfer money or other property to an insurance company issuing an Insurance Contract or to a financial institution pursuant to an investment agreement;

                             (M) to transfer assets of a Discretionary or Directed Fund to a common, collective or commingled trust fund exempt from tax under the Code maintained by an Asset Manager or an affiliate of an Asset Manager or by another trustee who is designated by the Company, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as part of the Trust and the Plan to the extent that assets of the Trust are invested therein; provided, however, that any transfer from a Directed Fund to a commingled trust maintained by Bankers may be made only with the prior approval of the Trustee and shall be invested only in one or more short-term investment funds or other special purpose funds established from time to time thereunder; and

                             (N) to be reimbursed for the expenses incurred in exercising any of the foregoing powers or to pay the reasonable expenses incurred by any agent, manager or trustee appointed pursuant hereto to the extent permitted by the Plan.

                      (ii) Duty of Care. In exercising any of the powers delegated under this Section 9, the Asset Manager shall discharge its duties hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, consistent with the requirements of ERISA.

                (b) Additional Powers of Trustee. In addition, the Trustee is hereby authorized:

                      (i) to register any securities held in the Fund in its own name or in the name of a nominee and to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the same issue held by the

                Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

                      (ii) to employ suitable agents, depositories and counsel, domestic or foreign, and to charge their reasonable expenses and compensation against the Fund to the extent permitted by the Plan, and to confer upon any such depository the powers conferred upon the Trustee by paragraph (i) of this
                Section 9(b), as well as the power to appoint subagents and depositories, wherever situated, in connection with the retention of securities or other property;

                      (iii) with the written consent of the Company, to borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as the Trustee may deem advisable;

                      (iv) to deposit any funds of the Trust in accounts deposits or savings certificates, which bear a reasonable rate of interest, issued and maintained by Bankers, in its separate corporate capacity, or in any other institution affiliated with Bankers;

                      (v) to make any distribution or transfer of assets required under the Plan as of a valuation date and, in furtherance thereof, to value such assets in accordance with the Plan;

                      (vi) with the written consent of the Company, to maintain and operate one or more market inventory funds as a vehicle to exchange securities among Discretionary and Directed Funds without alienating the property from the Trust;

                      (vii) with the consent of the Company, to loan securities held in the Fund to brokers or dealers or other borrowers under such terms and conditions as the Trustee, in its absolute discretion, deems advisable, to secure the same in any manner permitted by law and the provisions of this Agreement, and during the term of any such loan, to permit the loaned securities to be transferred into the name of and voted by the borrowers or others, and, in connection with the exercise of the powers hereinabove granted, to hold any property deposited as collateral by the borrower pursuant to any master loan agreement in bulk, either as provided in paragraph (i) of this Section 9(b) or otherwise, together with the unallocated interests of other lenders, and to retain any such property upon the default of the borrower, whether or not investment in such property is authorized under this Agreement, and to receive compensation therefor out of any amounts paid by or charged to the account of the borrower;

                      (viii) with the written consent of the Company, to enroll
                the Fund in a program maintained by Bankers to permit Participating Employees' accounts to participate in dividend reinvestment plans offered by issuers of securities held in accounts, such as the Fund, in order to realize upon the discount from market value offered shareholders without any investment risk or other impact on the managed assets in the Fund, and to receive compensation therefor (including reimbursement for its out-of-pocket costs associated therewith) out of the income received by the Fund from participation in such program;

                      (ix) subject to Section 6(f), to hold uninvested cash awaiting investment and such additional cash balances as it shall deem reasonable or necessary, without incurring any liability for the payment of interest thereon;

                      (x) to delegate to the Company by mutual agreement in writing any of its functions under this Agreement except the custody of assets (other than notes evidencing Participating Employee loans and supporting documentation), and to be relieved from any and all liability or responsibility, with respect to functions so delegated to the Company, for any action taken or not taken by the Company;

                      (xi) to hold, invest and reinvest the assets of the Fund in common with the assets of qualified employee benefit plans of the Company or its affiliates held as separate trusts by the Trustee; provided, however, that the Trustee's records shall at all times show the equitable share of the Fund in such common fund;

                      (xii) subject to the prior written approval of the Company, to compromise, compound, submit to arbitration or settle any debt or obligation owing to or from it as Trustee; to reduce or increase the rate of interest on extension, or otherwise modify, foreclose upon default, or enforce any such obligation; to sue or defend suits or legal proceedings to protect or enforce any interest in the Trust and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal; provided, however, that the Trustee shall not need the approval of the Company to pursue any claim involving Bankers in its capacity as Trustee; and provided, further, that the Trustee shall exercise the foregoing powers with respect to any amount due or owing from a Participating Employee only upon the directions of the Company;

                      (xiii) with the written consent of the Company, to utilize
                BT Brokerage Corporation to execute transactions in Company Shares where the use of BT Brokerage Corporation would be appropriate applying the criteria normally applied by Bankers in selecting any other broker;

                      (xiv) to execute and deliver such instruments and to take any and all actions, including the filing with the United States Department of Labor for exemptive or other administrative relief from the provisions of ERISA or the Code, as the Trustee, upon prior consultation with the Company, or the Company determines to be necessary or desirable to carry out any of the foregoing powers or otherwise in the best interests of the Trust; and

                      (xv) generally, consistent with the provisions of this Agreement to perform all acts (whether or not expressly authorized herein) which it may deem necessary and prudent for the protection of the assets of the Trust.

                (c)   Limitation of Powers. The foregoing provisions of this
Section 9 shall not be deemed to expand the permissible investments for any Investment Fund under Section 6.1 or to limit the Company's power to restrict the exercise of such powers by an Asset Manager as provided in Section 7(b). In addition, any powers conferred on any Asset Manager under subparagraph (a) or on the Trustee under subparagraph (b) may be suspended or revoked at any time by the Company upon notice to the Asset Manager or the Trustee as the case may be. Any oral notice hereunder shall be promptly confirmed in writing to the Trustee and the Asset Manager, but the Trustee shall have no responsibility hereunder unless and until it has received notice in accordance with Section 25.

                (d) Retention of Company Shares. Notwithstanding the powers hereinabove conferred on the Trustee and subject to the requirements of ERISA and Section 10, the Trustee or appointed Investment Manager shall purchase and retain Company Shares held in the Savings Plan (other than in the U.S. Stock Fund and the U.S. Asset Allocation Fund described in Section 6(a)) and the ESOP regardless of market fluctuations and, in the normal course, the Trustee shall sell such Company Shares only to meet administrative and distribution requirements of the Plan or accommodate elections by Participating Employees to transfer Units from one Investment Fund to another in accordance with the provisions of the Plan.

                (e) Acquisition Loan. The Trustee shall, at the written direction of the Committee, borrow sums of money for the purchase of Company Shares for the ESOP (as permitted by the Plan) in a manner and under conditions which will cause the loan to be an "exempt loan" within the meaning of section 4975(d)(3) of the Code. Selection of the lender and determination of the terms and conditions of the Acquisition Loan shall be the sole responsibility of the Committee, and the Trustee shall be responsible only for executing any instruments required by the Committee to effectuate the loan transaction as instructed by the Committee. The Trustee may require a certification from the Committee that the Acquisition Loan is such an "exempt loan" and an opinion of counsel to the Committee in form and substance satisfactory to the Trustee prior to executing any note or pledge agreement in connection therewith. The Trustee shall hold and invest or disburse the Acquisition Loan proceeds, and shall pledge as collateral, hold unallocated in a Suspense Account or otherwise hold Company Shares acquired with the proceeds of such Loan, all in accordance with the written instructions of the Committee. Nothing herein is intended to affect the Trustee's power to borrow and repay sums of money in order to meet obligations and other financial needs of the Plan or the Fund in accordance with the other provisions of the Agreement through loans which are not "exempt loans" as described above; provided, however, that such loans do not constitute prohibited transactions as defined in section 406 of ERISA.

         Section 10.  Provisions Affecting Company Shares.

                (a) Voting. Each Participating Employee shall direct the Trustee on how to vote the Company Shares allocated to his ESOP Account and his Savings Plan Account (but only to the extent such shares are invested in any of the Investment Funds that may hold U S WEST Shares described in Section 6(a)(i) and 6(b)(i), (ii) and (iii)) at each annual meeting and at each special meeting of stockholders of the Company. The Employing Company shall cause each Participating Employee (or his beneficiary) to be provided with a copy of a notice of each such stockholder meeting and the proxy statement, together with the appropriate form for indicating his voting instructions to the Trustee. Upon receipt of such instructions, the Trustee shall vote the Company Shares as instructed. Each Participating Employee (or his beneficiary) shall be a "named fiduciary" for purposes of instructing the Trustee on voting the Company Shares allocated to his ESOP Account and Savings Plan Account (but only to the extent such shares are invested in any of the Investment Funds described in Section 6(a)(i) and Section 6(b)(i), (ii), and (iii)). If the proxy materials so provide, a Participating Employee may also direct the Trustee to authorize the designated proxies to vote such Company Shares in accordance with the recommendations of the Board of Directors. The Trustee shall maintain the instructions of Participating Employees in confidence with respect to the Employer. The Trustee shall vote all Company Shares held in the Suspense Accounts as well as all Company Shares held in any of the Investment Funds that may hold U S WEST Shares described in Section 6(a)(i) and Section 6(b)(i), (ii) and (iii) for which it does not receive timely instructions, in the same proportion as the Trustee votes Company Shares for which it receives timely instructions; provided, however, that the Trustee shall in all events exercise voting obligations with respect to all Company Shares in each such Investment Fund and in the Suspense Account consistent with the Trustee's fiduciary duties under ERISA. No Investment Manager shall have voting authority or responsibility with respect to any Company Shares held in the Investment Funds described in
Section 6(a)(i) and Section 6(b)(i), (ii) and (iii), or the Suspense Account.

                (b) Response to Tender Offers. The Committee shall have the right to direct the Trustee as to the manner in which to respond to any tender, exchange or purchase offer, or any matter related thereto, with respect to any Company Shares held in the ESOP (whether or not allocated to Participating Employees' Accounts). Each Participating Employee shall have the right, to the extent of Company Shares allocated to the Participating Employees' Savings Accounts (other than in the U.S. Stock Fund and the U.S. Asset Allocation Fund described in Section 6(a)), to direct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to the Company Shares. If the Trustee does not receive timely direction from a Participating Employee as to the manner in which to respond to such a tender offer or exchange offer, the Trustee shall tender or exchange any such Company Stock in accordance with the directions of the Committee.

                (c) Proceeds of Sale. If any Company Shares allocated to Participating Employees' Accounts (other than in the U.S. Stock Fund and the U.S. Asset Allocation Fund that may hold U S WEST Shares described in Section 6(a)) are sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Company, in which the stockholders of the Company receive cash or non-equity securities, the cash or securities received in exchange therefor shall be held in one or more separate Accounts for the Participating Employees in respect of whose interests the Company Shares were sold or exchanged. Any cash shall be invested in short-term investments pending amendment of the Plan and Trust to provide for the future investment thereof.

                If any Company Shares held in the Suspense Account are sold or exchanged in a tender, exchange or purchase offer or in a transaction relating thereto or following any such offer or in a similar transaction, including a merger or reorganization of the Company in which the stockholders of the Company receive cash or non-equity securities, any cash received therefor shall be used to pay principal and interest under any outstanding Acquisition Loans incurred to acquire such Company Shares and any securities received therefor shall be liquidated by the Trustee as soon as practicable and the proceeds thereof shall be used for the same purpose. If, after repayment of all amounts of principal and interest under an Acquisition Loan, there remains in such Suspense Account any proceeds from the sale or exchange of such Company Shares, or attributable thereto, such excess amount shall be allocated to Participating Employees' Accounts in accordance with the directions of the Committee.

         Section 11. Expenses of the Fund. Expenses of administering the Plan, including the fees and expenses of the Trustee, may be charged to the Trust. Such expenses include, but are not limited to, recordkeeping and administrative fees, consultant fees, and fees for internal and external vendors (e.g., including, but not limited to, postage, printing and shipping expenses). Fees and expenses of an Investment Manager shall be deemed to be part of the cost of maintaining the portion of the Trust Fund which the Investment Manager manages, and shall be payable out of that portion of the Trust Fund. Consultant and administrative fees related specifically to any Fund will be paid out of that fund. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities of the Trust shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes, in connection with distribution of Company Shares to employees or their beneficiaries shall be borne by the Trust. Taxes, if any, on any assets held or income received by the Trust shall be charged appropriately against the Accounts of Participating Employees as the Committee shall determine.

         Section 12.  Indemnification of Trustee.

                (a) General. The Company will indemnify and hold harmless the Trustee of and from any liability and expense (including reasonable counsel fees) incurred in connection with or arising out of any action taken or omitted with respect to any disbursement, investment, purchase, sale, Acquisition Loan or other loan, or transfer of any part of the Fund made by the Trustee in accordance with the directions of the Company, the Committee, the IMC or an Investment Manager.

                In addition, if the Trustee succeeds to responsibilities hereunder for management of assets previously managed by another trustee or by an Investment Manager or other fiduciary (including the Company, the Committee and the IMC), the Company hereby agrees to hold the Trustee harmless from any liability and expense (including reasonable and necessary counsel fees) incurred by or assessed against the Trustee as the direct or indirect result of any act or omission of such other trustee, Investment Manager or other fiduciary.

                (b) Limitation. Notwithstanding anything contained herein to the contrary, the Company shall have no responsibility to the Trustee under the undertaking in subparagraph (a) if the Trustee knowingly participated in or knowingly undertook to conceal any act or omission of a custodian (or other depository) or trustee appointed by the Trustee to hold title to, or other indicia of ownership of, property of the Trust (or other independent parties engaged by the Trustee in its discretion), which the Trustee knew to constitute a breach of its fiduciary responsibility, or if the Trustee failed to perform any of the duties undertaken by it in accordance with the provisions of this Agreement, or if the Trustee fails to act in conformity with the direction of an authorized representative of the Company, the Committee, the IMC or an Investment Manager.

                (c) Reliance on Counsel. The Trustee may from time to time consult with counsel, who may be counsel to the Company, and shall be fully protected in acting upon the advice of counsel to the extent permitted by law.

                (d) Cumulative Effect. The Trustee's rights under this Section 12 are cumulative and shall be in addition to, any right under other provisions of this Agreement or applicable Law.

         Section 13.  Recordkeeping and Accounting.

                (a) Trustee's Recordkeeping. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, transfers and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any Person designated by the Company.

                (b) Trustee's Accounting. Within 90 days following the close of an Accounting Period, the Trustee shall file with the Company (and with any other Person as may be directed by the Company) a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such Accounting Period. Upon the expiration of one year from the date of filing such account, the Trustee shall be forever released and discharged from all liability and accountability to the Company, the Committee, the Employing Companies and any other Person in privity with the Company, the Committee or the Employing Companies under this Agreement with respect to the transactions shown in such accounting, except with respect to any such acts or transactions as to which the Company shall file written objections with the Trustee within such one-year period or with respect to acts or transactions which the Company could not reasonably have discovered prior to the expiration of such one-year period by reviewing such account, and except for willful misconduct, gross negligence, lack of good faith or fraud on the part of the Trustee, except insofar as applicable law may otherwise provide. Nothing in this Section 13 shall preclude the Company from requiring accountings and similar reports from the Trustee at more frequent intervals as may be agreed to by the Trustee.

         Section 14. Judicial Accountings. Except to the extent that sections 502 and 504 of ERISA may provide otherwise, in order to protect the Fund against waste, no one other than the Company or the Committee may require the Trustee to account or may institute an action or proceeding against the Trustee or the Fund. However, nothing herein shall in any way limit the right of the Trustee to bring an action or proceeding to settle its account or for such other relief as it may deem appropriate.

         Section 15.  Authorizations.

                (a) The Committee. All directions, orders, requests, instructions and objections of the Committee to the Trustee shall be in writing signed by the Secretary of the Committee, or by such other Person as may be designated from time to time by the Committee, and the Trustee shall act and shall be fully protected in acting in accordance with such directions, orders, requests and instructions. The Secretary or an Assistant Secretary of the Company shall furnish the Trustee from time to time certification of actions of the Company's Board of Directors or the chief executive officer, as the case may be, evidencing the appointment and termination of office of any members of the Committee and the appointment of successors thereto and with certified copies of resolutions of the Committee evidencing the appointment and termination of office of its Secretary, Assistant Secretary or any other Person as may be designated to sign or act on behalf of the Committee and the appointment of successors thereto.

                (b) The Company. Any action required to be taken by the Company may be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of its Secretary or an Assistant Secretary or may be evidenced in writing by such Person as may be authorized by the Company to act on its behalf hereunder, such authorization to be evidenced by a resolution certified as aforesaid. Any action by the Committee may be evidenced by minutes or resolutions certified to the Trustee over the signature of its Secretary or an Assistant Secretary or such other Person or in such other manner as may be authorized thereunto; and the Trustee shall be fully protected in acting in accordance therewith.

                (c) The IMC. Any action required to be taken by IMC may be evidenced by a resolution of its Board of Directors certified to the Trustee over the signature of its Secretary or an Assistant Secretary or may be evidenced in writing by such Person as may be authorized by IMC to act on its behalf hereunder, such authorization to be evidenced by a resolution certified as aforesaid.

                (d) Investment Manager. The Investment Manager shall furnish the Trustee with the names and signatures of those persons authorized to act on its behalf hereunder, and the Trustee shall assume no responsibility hereunder for failure to act with respect to any Directed Fund subject to the management and control of an Investment Manager unless and until it shall receive appropriate directions from the Investment Manager. The Trustee may rely on prior written notice of the appointment of an Investment Manager by the Company and of the appointment of any Person authorized to act on behalf of the Investment Manager until it has received written notice to the contrary from the Company or the Investment Manager; provided, however, that all directions given by the Investment Manager to the Trustee shall be in writing, signed by a duly authorized representative of the Investment Manager and, provided, further, that the Trustee may accept oral directions for the purchase or sale of securities subject to confirmation in writing, or, where appropriate and upon such terms as shall be mutually agreed upon between the Trustee and the Investment Manager, such other means of confirmation as may be approved, from time to time, for use by applicable regulatory authorities. The Trustee shall make available to the

Investment Manager copies of, or extracts from, such portions of its accounts, books and records relating to the accounts of the Investment Manager as may be necessary or appropriate in connection with the exercise of the Investment Manager's functions hereunder.

         Section 16.  Removal and Resignation of Trustee.

                (a) The Trustee may be removed by the Company at any time upon sixty (60) days' notice in writing to the Trustee unless a shorter period of notice shall be agreed to by the Trustee. The Trustee may resign at any time upon 60 days' notice in writing to the Company or the Committee. Notwithstanding the preceding sentence, if a successor trustee shall not have been appointed within such 60 day period, the Trustee shall continue to act as Trustee hereunder until the earlier of the appointment of a successor or 120 days following the date of the Trustee's written notice of resignation. Upon such removal or resignation of the Trustee, the Company shall appoint and designate a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder and, upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Fund, as well as such records, files and other data compiled or maintained by the Trustee on behalf of the Company as the successor trustee shall reasonably request. Any compensation paid to the Trustee in advance shall be prorated to the date of resignation or removal of the Trustee, and any unearned portion thereof shall be credited to the Company.

                (b) If, for any reason, the Company cannot or does not act to appoint a successor trustee within a reasonable period of time but not later than one hundred eighty (180) days from the effective date of the removal or resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee. Any expenses incurred by the Trustee in connection therewith shall be charged to and paid from the Trust as an expense of administration. The Trustee shall continue to serve and to receive its compensation and reimbursement of its expenses until its successor accepts the Trust and receives delivery of the Fund.

         Section 17. Appointment of Additional Trustees. The Company shall have authority to direct that there shall be more than one trustee under this Agreement and to designate such additional trustee or trustees. In the event that there shall be two or more trustees acting hereunder, the Company may but shall not be required to direct that a portion of the Fund shall be held by each of said trustees. If such a direction is given, each trustee shall individually invest and keep invested the portion of the Fund held by it or from time to time paid over to it, all upon the conditions set forth in this Agreement as though the Company had entered into a separate trust agreement with each trustee having the same terms as this Agreement. Each such trustee shall be subject to the same duties and responsibilities and shall have the same powers and rights with respect to the investment of the portion of the Fund held by it as a single trustee would have with respect to the entire Fund. Each trustee shall have no duties or responsibilities and shall have no powers or rights with respect to the investment of the portion of the Fund held not by it but by another such trustee.

         Section 18. Spendthrift Provision. Except to the extent required by applicable law or permitted by the Plan in the case of the Loan Fund described in Section 6(c), no right or interest of any Participating Employee or beneficiary in the Trust or in the net earnings and profits therefrom shall be assigned or transferred, or used as collateral for a loan, in whole or in part, either directly, by operation of law, or otherwise excluding, by way of illustration but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participating Employee or beneficiary in the Fund shall be liable for or subject to any obligation or liability of such Participating Employee.

         Section 19. Delegation to Company. The Company shall act for each Employing Company participating in the Plan and for each such subsidiary or affiliate of the Company or any Employing Company participating in the Plan in all matters arising under and with respect to the Plan and this Agreement (including, by way of illustration but not of limitation, the power to modify or amend this Agreement in accordance with Section 20 hereof), except to the extent otherwise provided herein. The Employing Company's election to participate in the Plan shall be deemed an election to be bound by and accept the terms of this Agreement as though it were a party hereto without the further act of the Trustee.

         Section 20. Amendment. The Company reserves the right at any time and from time to time to modify or amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in a writing delivered to the Trustee, provided that no modification or amendment which increases the duties or responsibilities of the Trustee shall be made without the consent of the Trustee, and, provided further, that no modification or amendment shall authorize or permit any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participating Employees or their beneficiaries or permit any part of the Fund under any circumstances to revert to the Company (except as may otherwise be permitted by Section 3). If the Plan shall be amended, the Company shall promptly furnish to the Trustee a copy of the amendment, duly certified by the Secretary or an Assistant Secretary of the Company.

         Section 21. Creation of Separate Trusts. The Company may at any time request the Trustee to segregate the Fund into separate portions applicable to the Participating Employees of one or more of the respective Employing Companies. In the event of such a request, the Trustee shall make such segregation, based upon its accounts, and shall hold each such portion in a separate trust under and pursuant to all of the terms of this Agreement. After any such segregation into separate trusts pursuant to this Section 21, the right of the Company with respect to the removal, appointment and designation of Trustees may be exercised separately with respect to one or more of such separate trusts. At any time after such portion of the Fund as is allocable to the Participating Employees of any Employing Company shall have been segregated into a separate trust, such Employing Company, by action of its board of directors, may determine that the trust shall be liquidated, in which event distribution of the trust shall be made by the Trustee on orders certified by the Employing Company as being in accordance with the Plan, ERISA, and the Code.

         Section 22.  Termination of Agreement.

                (a) General. This Agreement may be terminated in whole or in part at any time by the Company upon 60 days' notice in writing to the Trustee, unless a shorter period of notice shall be agreed upon. In the event of the termination of the Trustee as provided in Section 16, or upon the termination of the Trust as herein provided, or in the event that the Trustee receives notice from the Company that the Plan has lost its qualified status or ceased to be exempt from federal income taxation under the Code, or in the event that the Trustee receives notice from the Company that any portion of the assets of the Fund allocable to any group of employees of any Employing Company is to be withdrawn by such Employing Company for a purpose consistent with ERISA, the Code and this Agreement, and the Company has approved such withdrawal, the Trustee shall pay over the allocable share (or part thereof) of the Fund affected by the termination or withdrawal, as the case may be, in cash or in property, or in a combination of both, to a trustee of the Plan or other Person in such amount and in such manner as may be directed by the Company. Such allocable share shall be calculated as of the date of such termination or withdrawal, but actual payment of such cash or property may be postponed to the valuation date under the Plan next succeeding the date of termination or withdrawal. Upon such transfer and delivery the Trustee shall make such accounting of its trusteeship as the Company or the Committee may request, but unless otherwise requested by the Company, the Trustee shall render an accounting in accordance with Section 13 hereof. If at any time the Fund shall become exhausted as a result of any actions taken pursuant to this Section or any other provision of this Agreement, this Agreement shall be deemed to have terminated according to its terms as between the Company and an affected Trustee.

                (b) Continuation of Powers. Upon the termination of the Plan or the Trust, or upon the resignation or removal of the Trustee as hereinabove provided, the Trustee shall continue to have and may exercise all the title, powers, discretion, rights and duties conferred or imposed upon it by law or by this Agreement until the final distribution of the Fund, or any portion thereof reserved by the Trustee pursuant to the foregoing provisions of this Agreement, unless otherwise directed, in writing, by the Company or the Committee.

         Section 23. Successor in Interest. Any corporation which shall by merger, consolidation, purchase or otherwise, succeed to all or substantially all of the trust business of the Trustee shall thereupon, and without any appointment, assignment or action by anyone, become the Trustee. The Trustee shall notify the Company of any such merger, consolidation, purchase or other form of reorganization described in the preceding sentence within five business days thereof, at which time the Company may elect to remove the Trustee in accordance with the provisions of Section 16.

         Section 24. Governing Law. This Agreement shall be administered, construed and enforced according to the internal laws of the State of New York (without regard to any conflict of laws provisions), to the extent such laws have not been preempted by ERISA or other applicable federal law. The actual administration of the Trust may be conducted in such location within the United States, and the location of its assets (or indicia of ownership thereof) shall be within the United States or if the provisions of section 404(b) of ERISA are complied with, outside the jurisdiction of the district courts of the United States), as the Company in its sole discretion shall determine from time to time. Upon any such change in the location of the administration or the assets of the Trust, the Company may, in its sole discretion, direct that the Trust shall cease to be administered, governed, and interpreted in accordance with the laws of the State of New York, or the laws of such other jurisdiction as may then be applicable to the Trust, and shall, instead, be administered, governed and interpreted in accordance with the laws of the jurisdiction to which the administration and/or the assets of the Trust have been transferred.

         Section 25. Notices. Except as may otherwise be provided in the Agreement, any notice, demand, direction or instruction to be given to the Company hereunder shall be in writing and shall be duly given if mailed or delivered to the Company at 1801 California Street, Denver, Colorado 80202,
Attention: Treasurer, and to the Trustee at Bankers Trust Company as Trustee of the U S WEST Savings Plan/ESOP, Bankers Trust Plaza, 20th Floor, Mail Stop 2202, New York, New York 10006, Attention: Retirement Services Group or at such other address as shall be specified by either party hereto to the other, in writing. Any notice or other communication shall be deemed to have been given to, or received by, the appropriate party as of the date on which it is personally or electronically delivered or, if mailed, on the fifth (5th) business day after the date of the postmark applied by the United States Postal Service.

         Section 26. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but the several counterparts shall together constitute one and the same agreement of the parties hereto. This Agreement is intended to be the complete and exclusive statement of the terms hereof, and may not be modified or amended orally.

         Section 27. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any provision of law or contrary to policy of law, although not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provision or terms shall be enforced only to the extent not contrary to law or contrary to policy of law or against public policy or invalid and otherwise shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the parties hereto or the Plan.

         Section 28. Continuation of Trust. The dissolution, resignation or removal of any Trustee, for any reason whatsoever, shall not operate to terminate this Agreement insofar as the duties and obligations of any other Trustees appointed pursuant to Section 17 are concerned.

         Section 29. Domestic Trust. The Trust shall be maintained at all times as a domestic trust in the United States and shall be at all times qualified under section 401(a) of the Code, or any successor provision thereto, and exempt from federal income taxation under section 501(a) of the Code, or any successor provision thereto, as long as any assets of a Plan are held by a Trustee hereunder.